As filed with the Securities and Exchange Commission on November 14, 1995

                                         Registration Statement No. 33-_______
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ELXSI Corporation
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
        --------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                  77-0151523
                     ------------------------------------
                     (I.R.S. Employer Identification No.)

             4209 Vineland Road, Suite J-1, Orlando, Florida 32811
             -----------------------------------------------------
                   (Address of Principal Executive Offices)

              ELXSI Corporation 1995 Incentive Stock Option Plan
                           (Full Title of the Plan)

                              Alexander M. Milley
                     President and Chief Executive Officer
                         4209 Vineland Road, Suite J-1
                            Orlando, Florida  32811
                    ---------------------------------------
                    (Name and Address of Agent For Service)

                                 (407) 849-1090
         -------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)


                 Copy to:    Claude A. Baum, Esq.
                            Dechert Price & Rhoads
                              477 Madison Avenue
                         New York, New York 10022-5891


                        CALCULATION OF REGISTRATION FEE
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Title of                      Proposed          Proposed
Securities                    Maximum           Maximum           Amount of
to be       Amount to be      Offering Price    Aggregate         Registration
Registered  Registered        Per Share(1)      Offering Price(1) Fee
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Common Stock   125,000        $6.125            $765,625          $264.01
(par value     shares
$.001 per
share)
------------------------------------------------------------------------------


  (1) This estimate is made solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and is based upon the average of the high and low prices of the Company's Common Stock reported in the NASDAQ National Market System on November 10, 1995.


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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


Item 2.   Registrant Information and Employee Plan Annual Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


                                    PART II

Item 3.   Incorporation of Documents by Reference.

The following documents of ELXSI Corporation (the "Registrant") and the 1995 Incentive Stock Option Plan are hereby incorporated by reference in this Registration Statement as of their respective dates:

      (a) The Registrant's Annual Report on Form 10-K for the Registrant's fiscal year ended December 31, 1994, as amended by the Company's Form 10-K/A Amendment No. 1 thereto dated August 24, 1995 and the Company's Form 10-K/A Amendment No. 2 thereto dated September 13, 1995, including the portions of the Company's Proxy Statement dated April 14, 1995 incorporated by reference into Part III of such Form 10-K;

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995;

      (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995; and

      (d) The Registrant's Current Report on Form 8-K dated July 18, 1995.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is

                                    II-1

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or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


Item 4.   Description of Securities.

The authorized capital stock of the Registrant consists of 165,000,000 shares of capital stock, 160,000,000 of such shares being Common Stock, par value $.001 per share, and 5,000,000 of such shares being preferred stock, par value $.002 per share ("Preferred Stock"). At August 4, 1995: (i) there were outstanding 4,792,340 shares of Common Stock and no shares of Preferred Stock, and (ii) the Registrant had granted to directors, officers and employees options to purchase 464,900 shares of Common Stock.

The Registrant's Certificate of Incorporation authorizes the Registrant's Board of Directors to provide for the issuance, from time to time, of Preferred Stock in one or more series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Because the Board of Directors has the power to establish the preferences and rights of the shares of each series of Preferred Stock, it may afford the holders of any Preferred Stock preferences, powers and rights (including voting rights) senior to the rights of the holders of Common Stock, which could adversely affect the rights, including voting rights, of holders of Common Stock. The Registrant has authorized the issuance of 604,656 shares of Series A Non-Voting Convertible Preferred Stock, par value $.002 per share. If and when issued, the Series A Preferred Stock will be convertible under certain specified conditions into 241,862 shares of the Registrant's Common Stock. The Series A Preferred Stock will carry a liquidation preference of $.01 per share and will be non-voting, except as otherwise required by law.

Subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, to share ratably in the assets of the Registrant legally available for distribution to holders of Common Stock in the event of liquidation and to one vote per share on all matters to be voted upon by the stockholders. Holders of Common Stock do not have cumulative voting rights in the election of directors and have no preemptive, subscription, redemption or conversion rights.

The transfer agent and registrar for the Registrant's Common Stock is Continental Stock Transfer & Trust Company.


Item 5.   Interest of Named Experts and Counsel.

                                 LEGAL OPINION

The legality of the shares of Common Stock of the Registrant offered hereby has been passed upon for the Company by Dechert Price & Rhoads, 477 Madison Avenue, New York, New York 10022-5891.

                                    EXPERTS

The consolidated financial statements incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


Item 6.   Indemnification of Directors and Officers.

As provided in Article XI of the Registrant's By-Laws, the Registrant shall, to the fullest extent permitted by the Delaware General Corporation Law, indemnify all nonemployee directors. The Registrant shall have the power to indemnify its officers, employees and other agents as set forth in the Delaware General Corporation Law. The Registrant has obtained a directors and officers liability insurance policy which insures such persons against loss arising from certain claims made by reason of their being directors or officers of the Registrant.


Item 7.   Exemption from Registration Claimed.

Not applicable.


Item 8.   Exhibits.

The following exhibits are filed herewith:

Exhibit No.   Description
-----------   -----------

4.1           ELXSI Corporation 1995 Incentive Stock Option Plan

5.1           Opinion of Dechert Price & Rhoads

23.1          Consent of Dechert Price & Rhoads (included in Exhibit 5.1)

23.2          Consent of Price Waterhouse LLP, independent accountants

24.1          Power of Attorney (included on page II-7)


Item 9.   Undertakings.

Undertakings required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


Undertakings required by Item 512(b) of Regulation S-K
------------------------------------------------------

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Undertakings required by Item 512(h) of Regulation S-K
------------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such.

                                   SIGNATURE


            Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on October 4, 1995.

                                                ELXSI CORPORATION


                                                By:/s/ Alexander M. Milley
                                                   -----------------------
                                                     Alexander M. Milley
                                                     President and Chief
                                                      Executive Officer

                       POWER OF ATTORNEY AND SIGNATURES

            Each person whose signature appears below constitutes and appoints Alexander M. Milley, Thomas R. Druggish and David M. Doolittle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

      Signature                    Title                      Date



/s/ Alexander M. Milley       Chairman, President and       October 4, 1995
-------------------------     Chief Executive Officer
Alexander M. Milley           (Principal Executive
                              Officer)


/s/ Thomas R. Druggish        Vice President, Treasurer   October 4, 1995
-------------------------     and Secretary (Principal
Thomas R. Druggish            Financial and Accounting
                              Officer)


/s/ Robert C. Shaw            Director                    October 4, 1995
-------------------------
Robert C. Shaw



/s/ Farrokh K. Kavarana       Director                    October 4, 1995
-------------------------
Farrokh K. Kavarana



/s/ Kevin P. Lynch            Director                    October 4, 1995
-------------------------
Kevin P. Lynch



/s/ John C. Savage            Director                    October 4, 1995
-------------------------
John C. Savage

                                 EXHIBIT INDEX


===============================================================================
  Exhibit No.                       Description                         Page
  -----------                       -----------                         ----

     4.1        ELXSI Corporation 1995 Incentive Stock Option Plan

     5.1        Opinion of Dechert Price & Rhoads

    23.1 Consent of Dechert Price & Rhoads (included in Exhibit 5.1)

    23.2        Consent of Price Waterhouse LLP

    24.1        Power of Attorney (included on page II-7)



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